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                                 HUB GROUP, INC.

                                       and

                            HUB CITY TERMINALS, INC.




                       -----------------------------------

                                FOURTH AMENDMENT
                           Dated as of March 27, 2002



                                       to



                            NOTE PURCHASE AGREEMENTS
                            Dated as of June 15, 1999

                       -----------------------------------





                       Re: $50,000,000 8.64% Senior Notes
                                Due June 25, 2009






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

                  FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENTS

         THIS FOURTH AMENDMENT dated as of March 27, 2002 (the or this "Fourth Amendment") to the Note Purchase Agreements each dated as of June 15, 1999, as amended by the First Amendment to Note Purchase Agreements dated as of February 26, 2001, the Second Amendment to Note Purchase Agreements dated as of March 30, 2001 and the Third Amendment to Note Purchase Agreements dated as of November 8, 2001, is among HUB GROUP, INC., a Delaware corporation ("Public Hub Company"), HUB CITY TERMINALS, INC., a Delaware corporation, for itself and as successor by merger to Hub Holdings, Inc. ("Hub Chicago"; Public Hub Company and Hub Chicago being individually referred to herein as an "Obligor" and collectively as the "Obligors"), and each of the institutions which is a signatory to this Fourth Amendment (collectively, the "Noteholders").


                                    RECITALS:

          A. The Obligors and each of the Noteholders have heretofore entered into separate and several Note Purchase Agreements each dated as of June 15, 1999 (as amended by the First Amendment to Note Purchase Agreements dated as of February 26, 2001, the Second Amendment to Note Purchase Agreements dated as of March 30, 2001 and the Third Amendment to Note Purchase Agreements dated as of November 8, 2001, collectively, the "Note Purchase Agreements"). The Obligors have heretofore issued the $50,000,000 8.64% Senior Notes Due June 25, 2009 (the "Notes") dated June 25, 2000 pursuant to the Note Purchase Agreements.

          B. The Obligors and the Noteholders now desire to amend the Note Purchase Agreements in the respects, but only in the respects, hereinafter set forth.

          C. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreements unless herein defined or the context shall otherwise require.

          D. All requirements of law have been fully complied with and all other acts and things necessary to make this Fourth Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

         NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Fourth Amendment set forth in
Section 4.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Obligors and the Noteholders do hereby agree as follows:

SECTION 1.           AMENDMENTS.

         Section 1.1. Each of Section 10.2 and 10.3 to the Note Purchase Agreements shall be amended by adding the following sentence immediately at the end of each such Section:

                  "Notwithstanding anything contained in this Agreement to the contrary, for purposes of computing the Public Hub Company and its Restricted Subsidiaries' compliance with this Section, the Public Hub Company and its Restricted Subsidiaries's adjustment of earnings for the 2001 fiscal year (which was an aggregate earnings adjustment of $1,800,000 for such year) shall be treated as if such adjustment had occurred evenly in each fiscal quarter of such year (i.e. $450,000 per fiscal quarter)."

SECTION 2.           REPRESENTATIONS AND WARRANTIES OF THE OBLIGORS.

         Section 2.1. To induce the Noteholders to execute and deliver this Fourth Amendment (which representations shall survive the execution and delivery of this Fourth Amendment), the Obligors, jointly and severally, represent and warrant to the Noteholders that:

                   (a) this Fourth Amendment has been duly authorized, executed and delivered by each Obligor and this Fourth Amendment constitutes the legal, valid and binding obligation, contract and agreement of each Obligor enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                   (b) the Note Purchase Agreements, as amended by this Fourth Amendment, constitute the legal, valid and binding obligations, contracts and agreements of the Obligors enforceable against them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                   (c) the execution, delivery and performance by the Obligors of this Fourth Amendment (i) has been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) does not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which any Obligor is a party or by which any Obligor's properties or assets are or may be bound, including, without limitation, the Credit Agreement dated as of April 30, 1999, among the Obligors, the Lenders party thereto and Harris Trust and Savings Bank, individually and as Agent, and all amendments, supplements and modifications thereto, or (B) result in a breach or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 2.1(c);

                   (d) as of the date hereof and after giving effect to this Fourth Amendment, no Default or Event of Default has occurred which is continuing;

                   (e) all the representations and warranties contained in
         Section 5 of the Note Purchase Agreements (other than those contained in Sections 5.3, 5.4(a), 5.4(b) and 5.9) are true and correct in all material respects with the same force and effect as if made by the Obligors on and as of the date hereof (other than any representation and warranty that expressly relates to a specified earlier date, which was true and correct in all material respects as of such date); provided, that, notwithstanding any reference in Sections 5.4(c) and 5.4(d) of the Note Purchase Agreements to the Restricted Subsidiaries listed on Schedule 5.4 to the Note Purchase Agreements, the representations and warranties hereby made by the Obligors with reference to Sections 5.4(c) and 5.4(d) of the Note Purchase Agreements shall relate to the Restricted Subsidiaries existing on the date hereof;

                   (f) the statements and information furnished to the Noteholders in connection with the negotiation of this Amendment do not, taken as a whole, and other than financial projections or forecasts, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Noteholders acknowledging that as to any projections furnished to the Noteholders, the Obligors and the Constituent Company Guarantors only represent that the same were prepared on the basis of information and estimates the Obligors believed to be reasonable; and

                   (g) all tax returns with respect to any income tax or other material tax required to be filed by the Obligors and the Restricted Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Obligors or the Restricted Subsidiaries or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Obligors do not know of any proposed additional tax assessment against the Obligors or any Restricted Subsidiary for which adequate provision in accordance with GAAP has not been made. Adequate provisions in accordance with GAAP for taxes on the books of the Obligors and each Restricted Subsidiary have been made for all open years, and for its current fiscal period.

SECTION 3.           WAIVER.

         Section 3.1. Upon and by virtue of this Fourth Amendment becoming effective as herein contemplated, the failure of the Public Hub Company and its Restricted Subsidiaries to comply with the obligations under Section 10.3 (Cash Flow Leverage Ratio) for the fiscal quarters ending March 31, 2000, September 30, 2000, December 31, 2000 and September 30, 2001 which failures constitute Events of Default under the Note Purchase Agreements shall be deemed to have been waived by the Noteholders. The Obligors understand and agree that the waiver contained in this Section 3.1 pertains only to the matters and to the extent herein described and not to any other actions of the Obligors under, or matters arising in connection with, the Note Purchase Agreements or to any rights which the Noteholders have arising by virtue of any such other actions or matters.

SECTION 4.           CONDITIONS TO EFFECTIVENESS OF THIS FOURTH AMENDMENT.

         Section 4.1. This Fourth Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

                   (a) executed counterparts of this Fourth Amendment, duly executed by the Obligors and the holders of at least 51% of the outstanding principal of the Notes, shall have been delivered to the Noteholders;

                   (b) the Noteholders shall have received a copy of the resolutions of the Board of Directors of each Obligor authorizing the execution, delivery and performance by such Obligor of this Fourth Amendment, certified by such Obligor's Secretary or an Assistant Secretary;

                   (c) the representations and warranties of the Obligors set forth in Section 2 hereof are true and correct on and with respect to the date hereof;

                   (d) the Noteholders shall have received an amendment fee in an amount equal to 0.40% times the aggregate outstanding principal amount of the Notes held by such Noteholder; and

                   (e) the Noteholders shall have received a true, correct and complete copy of the Amendment to the Bank Credit Agreement dated the date hereof.

Upon receipt of all of the foregoing, this Fourth Amendment shall become effective as of March 27, 2002.

SECTION 5.           CONDITION SUBSEQUENT.

         Section 5.1. As soon as possible, but not later than April 10, 2002, the Obligors shall furnish to the Noteholders a copy of the consolidated balance sheet of the Public Hub Company as of the close of the 2001 fiscal year and the consolidated statements of income, retained earnings and cash flows of the Public Hub Company for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Arthur Andersen LLP or another firm of independent public accountants of recognized national standing, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Public Hub Company as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended, and otherwise in conformity with Section 7.1(b) of the Note Purchase Agreements. The Obligors acknowledge and agree that the failure to deliver such financial statements and audit report by April 10, 2002 shall constitute and immediate Event of Default.

SECTION 6.           PAYMENT OF NOTEHOLDERS' COUNSEL FEES AND EXPENSES.

         Section 6.1. The Obligors agrees to pay upon demand, the reasonable fees and expenses of Chapman and Cutler, counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Fourth Amendment.

SECTION 7.           MISCELLANEOUS.

         Section 7.1. This Fourth Amendment shall be construed in connection with and as part of each of the Note Purchase Agreements, and except as modified and expressly amended by this Fourth Amendment, all terms, conditions and covenants contained in the Note Purchase Agreements and the Notes are hereby ratified and shall be and remain in full force and effect.

        Section 7.2. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Fourth Amendment may refer to the Note Purchase Agreements without making specific reference to this Fourth Amendment but nevertheless all such references shall include this Fourth Amendment unless the context otherwise requires.

         Section 7.3. The descriptive headings of the various Sections or parts of this Fourth Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         SECTION 7.4. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ILLINOIS LAW.

         Section 7.5. The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Fourth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.

                      [Signature Pages Begin on Next Page]

         IN WITNESS WHEREOF, the Obligors and the Noteholders have caused this instrument to be executed as of March 27, 2002.

                                       HUB GROUP, INC.
                                       HUB CITY TERMINALS, INC.


                                       By ______________________________________
                                         David P. Yeager
                                         Chief Executive Officer for each of the
                                         above Companies

Consented, Accepted and Agreed
as of March 27, 2002
                                       HUB CHICAGO HOLDINGS, INC., a Constituent
                                         Company Guarantor


                                       By ______________________________________
                                         David P. Yeager
                                         Chief Executive Officer for each of the
                                         above Companies



                                       HLX COMPANY, L.L.C., a Constituent
                                         Company Guarantor


                                       By ______________________________________
                                         David P. Yeager
                                         Vice Chairman and Chief Executive
                                         Officer



                                       QSSC, INC.
                                       QUALITY SERVICES, L.L.C.,
                                       QUALITY SERVICES OF KANSAS, L.L.C.
                                       QUALITY SERVICES OF NEW JERSEY, L.L.C.
                                       Q.S. OF ILLINOIS, L.L.C.
                                       Q.S. OF GEORGIA, L.L.C.


                                       By ______________________________________
                                         David P. Yeager
                                         Chief Executive Officer for each of the
                                         above Constituent Company Guarantors

                                       HUB GROUP ALABAMA, LLC (formerly known as
                                         Hub City Alabama, L.P.)
                                       HUB GROUP ATLANTA, LLC (formerly known as
                                         Hub City Atlanta, L.P.)
                                       HUB GROUP BOSTON, LLC (formerly known as
                                         Hub City Boston, L.P.)
                                       HUB GROUP CANADA, L.P.
                                       HUB GROUP CLEVELAND, LLC (formerly known
                                         as Hub City Cleveland, L.P.)
                                       HUB GROUP DETROIT, LLC (formerly known as
                                         Hub City Detroit, L.P.)
                                       HUB GROUP FLORIDA, LLC (formerly known as
                                         Hub City Florida, L.P.)
                                       HUB GROUP GOLDEN GATE, LLC (formerly
                                         known as Hub City Golden Gate, L.P.)
                                       HUB GROUP INDIANAPOLIS, LLC (formerly
                                         known as Hub City Indianapolis, L.P.)
                                       HUB GROUP KANSAS CITY, LLC (formerly
                                         known as Hub City Kansas City, L.P.)
                                       HUB GROUP LOS ANGELES, LLC (formerly
                                         known as Hub City Los Angeles, L.P.)
                                       HUB GROUP MID ATLANTIC, LLC (formerly
                                         known as Hub City Mid Atlantic, L.P.)
                                       HUB GROUP NEW ORLEANS, LLC (formerly
                                         known as Hub City New Orleans, L.P.)
                                       HUB GROUP NEW YORK STATE, LLC (formerly
                                         known as Hub City New York State, L.P.)
                                       HUB GROUP NEW YORK-NEW JERSEY, LLC
                                         (formerly known as Hub City New
                                         York-New Jersey, L.P.)
                                       HUB GROUP NORTH CENTRAL, LLC (formerly
                                         known as Hub City North Central, L.P.)
                                       HUB GROUP OHIO, LLC (formerly known as
                                         Hub City Ohio, L.P.)
                                       HUB GROUP PHILADELPHIA, LLC (formerly
                                         known as Hub City Philadelphia, L.P.)
                                       HUB GROUP PITTSBURGH, LLC (formerly known
                                         as Hub City Pittsburgh, L.P.)
                                       HUB GROUP PORTLAND, LLC (formerly known
                                         as Hub City Portland, L.P.)
                                       HUB GROUP ST. LOUIS, LLC (formerly known
                                         as Hub City St. Louis, L.P.)
                                       HUB GROUP TENNESSEE, LLC (formerly known
                                         as Hub City Tennessee, L.P.)
                                       HUB CITY TEXAS, L.P.
                                       HUB GROUP TRANSPORT, LLC


                                       By ______________________________________
                                         David P. Yeager
                                         Chief Executive Officer for each of the
                                         above Constituent Company Guarantors

Consented, Accepted and Agreed as of March 27, 2002:

                                        BAYSTATE HEALTH SYSTEM, INC.

                                        By:   David L. Babson & Company Inc. as
                                              Investment Adviser


                                              By________________________________
                                                Name:
                                                Title:

Consented, Accepted and Agreed as of March 27, 2002:


                                        C.M. LIFE INSURANCE COMPANY

                                        By:   David L. Babson & Company Inc. as
                                              Investment Sub-Adviser


                                              By________________________________
                                                Name:
                                                Title:

Consented, Accepted and Agreed as of March 27, 2002:


                                        MASSACHUSETTS MUTUAL LIFE INSURANCE
                                          COMPANY

                                        By:   David L. Babson & Company Inc., as
                                              Investment Adviser


                                              By________________________________
                                                Name:
                                                Title:

Consented, Accepted and Agreed as of March 27, 2002:


                                        INVESTORS PARTNER LIFE INSURANCE COMPANY


                                        By______________________________________
                                           Name:
                                           Title:

Consented, Accepted and Agreed as of March 27, 2002:


                                         JOHN HANCOCK LIFE INSURANCE COMPANY


                                         By_____________________________________
                                            Name:
                                            Title:

Consented, Accepted and Agreed as of March 27, 2002:


                                         JOHN HANCOCK VARIABLE LIFE INSURANCE
                                           COMPANY


                                         By_____________________________________
                                            Name:
                                            Title:

Consented, Accepted and Agreed as of March 27, 2002:


                                         MELLON BANK, N.A., solely in its
                                           capacity as Trustee for the Bell
                                           Atlantic Master Trust (as directed by
                                           John Hancock Life Insurance Company),
                                           and not in its individual capacity


                                         By_____________________________________
                                            Name:
                                            Title:

Consented, Accepted and Agreed as of March 27, 2002:

                                         RELIASTAR LIFE INSURANCE COMPANY

                                         By:   ING INVESTMENT MANAGEMENT LLC,
                                               as agent


                                         By_____________________________________
                                            Name:
                                            Title:

Consented, Accepted and Agreed as of March 27, 2002:



                                         RELIASTAR LIFE INSURANCE COMPANY OF NEW
                                           YORK

                                         By:   ING INVESTMENT MANAGEMENT LLC,
                                               as agent


                                         By_____________________________________
                                            Name:
                                            Title:

Consented, Accepted and Agreed as of March 27, 2002:


                                         UNITED OF OMAHA LIFE INSURANCE COMPANY


                                         By_____________________________________
                                            Name:
                                            Title: